Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on February 7, 2006 (File No. 333-131624), the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on October 29, 2007 (File No. 333-146985),  the Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 13, 2011 (File No. 333-176817), the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182257) and the Registration Statement on Form S-3 filed with the Securities and Exchange Commission on June 21, 2012 (File No. 333-182273)  of our report dated March 31, 2014  relating to the consolidated balance sheets of Saratoga Resources, Inc. and Subsidiaries as of December 31, 2013 and 2012, and the related consolidated statements of operations, shareholders’ equity (deficit), and cash flows for the years then ended.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

MaloneBailey, LLP

www.malone−bailey.com

Houston, Texas

March 31, 2014